EXHIBIT 5.1

                                 August 10, 1998


The Board of Directors
IT Partners, Inc.
9881 Broken Land Parkway, Suite 102
Columbia, Maryland 21046


     RE:  REGISTRATION STATEMENT ON FORM S-1

Gentlemen:

     We have acted as counsel to IT Partners, Inc., a Delaware corporation (the "Company"), with respect to the Company's Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission, in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 6,900,000 shares of the Company's common stock, par value $.01 per share ("Common Shares"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (section) 229.601(b)(5), in connection with the Registration Statement.

     As counsel to the Company, we have examined the Company's Certificate of Incorporation, as amended (the "Certificates"), and such Company records, certificates and other documents and relevant statutes, regulations, published rulings and such questions of law as we considered necessary or appropriate for the purpose of this opinion.

     In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We have relied upon the representations and statements of officers and other representatives of the Company with respect to the factual determinations underlying the legal conclusions set forth herein. We have not attempted to verify independently such representations and statements.

     This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware as currently in effect, and we express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

     Based upon, subject to the limited by the foregoing and the other qualifications herein, we are of the opinion that, when the Registration
Statement has become effective under the Securities Act, upon issuance and delivery of such Common Shares against payment of valid consideration therefor as contemplated by the Registration Statement, such Common Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules promulgated thereunder.

     This opinion is rendered solely for your benefit in connection with the transactions described above upon the understanding that we are not hereby assuming any professional responsibility to any other person. Except as provided in the preceding paragraph, this opinion may not be relied upon by any other person and this opinion may not be used, disclosed, quoted, filed with a governmental agency or otherwise referred to without our express prior written consent. The opinions expressed in this letter are limited to the matters expressly set forth herein, and no other opinions should be inferred beyond the matters expressly stated herein.

                                        Very truly yours,

                                        /s/ SWIDLER BERLIN SHEREFF FRIEDMAN, LLP
                                        ----------------------------------------
                                            SWIDLER BERLIN SHEREFF FRIEDMAN, LLP